UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

IMMIX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41159	45-4869378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11400 West Olympic Blvd., Suite 200
Los Angeles, CA 90064
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 651-8041

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2023, Immix Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor (the “Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser in a private placement transaction (the “Private Placement”) (i) 3,241,076 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (“Common Stock”), and (ii) pre-funded warrants to purchase 1,913,661 shares of Common Stock (the “Pre-Funded Warrants”). The purchase price per share of Common Stock is $1.9400 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants is the Purchase Price minus $0.0001 per Pre-Funded Warrant. The Company anticipates receiving gross proceeds of approximately $10 million from the Private Placement and net proceeds of approximately $9.55 million, after deducting fees and expenses payable by the Company. The Company intends to use the proceeds of the Private Placement for working capital and general corporate purposes.

The Pre-Funded Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants contain a “blocker” provision providing that a holder (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would own more than 19.99% of the outstanding shares of Common Stock of the Company. The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties.

The Shares and Pre-Funded Warrants, and the Shares issuable upon the exercise of the Pre-Funded Warrants, have not been registered under the Securities Act of 1933, as amended, and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended.

Pursuant to the Securities Purchase Agreement, the Company granted to the Purchaser certain registration rights, pursuant to which, among other things, the Company will (i) file with the Securities and Exchange Commission a registration statement on Form S-1 or Form S-3 within 30 calendar days following the closing of the Private Placement, and (ii) use its commercially reasonable efforts to have the registration statement declared effective within 45 days following the initial filing of the registration statement.

The Private Placement closed on August 22, 2023.

The foregoing description of the material terms of the Securities Purchase Agreement and the Pre-Funded Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the form of Pre-Funded Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, the Pre-Funded Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 22, 2023 and in connection with the closing of the Private Placement, the Board of Directors (the “Board”) of the Company appointed Yekaterina Chudnovsky as a member of the Board (the “Appointment Date”). Ms. Chudnovsky will serve as a director for a term continuing until the Company’s 2024 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier resignation or removal. The Board has affirmatively determined that Ms. Chudnovsky qualifies as an “independent director” under the applicable Nasdaq Stock Market rules.

Ms. Chudnovsky has served as General Counsel for an international privately-held technology firm since 2009, overseeing intellectual property, trademarks, technology acquisition, and mergers & acquisitions. Ms. Chudnovsky is Chairperson of the GI Research Foundation (GIRF) for the University of Chicago Digestive Diseases Center. She has served on the GIRF board for the past 11 years, becoming President in 2019. Her work with GIRF contributes to raising over $3 million annually to support the physicians and scientists at the University of Chicago and beyond. Ms. Chudnovsky is an active board member of XCures, a privately-held technology company working to advance cancer research and patient outcomes and has served as a member of the board of Elicio Therapeutics, Inc., a publicly traded clinical-stage biotechnology company pioneering the development of cancer immunotherapies for patients with limited treatment options and poor outcomes, since October 2022. Ms. Chudnovsky has a particular interest in cancer research and personalized cancer vaccines, and is a frequent investor and donor in the space. Prior to her current roles, she began her legal career at Thomas Coburn Fagel Haber, with a focus on corporate law, real estate, mergers and acquisitions, bankruptcy, and business banking. Ms. Chudnovsky received a B.A. in political science and Slavic literature from Northwestern University, and a J.D. from DePaul University.

In connection with her initial appointment to the Board, Ms. Chudnovsky will receive compensation for her service as a member of the Board consistent with the Company’s compensation practices for its other non-employee directors. In addition, Ms. Chudnovsky will enter into the Company’s standard form of indemnification agreement.

Ms. Chudnovsky was appointed to the Board pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company agreed to increase the size of the Board and to appoint Ms. Chudnovsky to serve until the Company’s 2024 annual meeting of stockholders and until her successor has been duly elected and qualified or her earlier resignation or removal.

There is no family relationship between Ms. Chudnovsky and any of the Company’s other directors or executive officers. In addition, Ms. Chudnovsky does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock
10.1^	Form of Securities Purchase Agreement dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^	Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2023	Immix Biopharma, Inc.

	By:	/s/ Ilya Rachman
	Name:	Ilya Rachman
	Title:	Chief Executive Officer